Exhibit 3.20(b)
BY-LAWS OF
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
(a Delaware corporation)

ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of Financial Exchange Company of Ohio, Inc. (hereinafter referred to as the “Corporation”) shall be as specified in the Certificate of Incorporation. The Corporation’s registered address may be changed, as the Board of Directors (hereinafter referred to as the “Board”) may, from time to time in its sole discretion determine; or the business of the Corporation may require.
     Section 2. Other Offices. The Corporation may also have such offices, both within or outside of the State of Delaware, as the Board may, from time to time in its sole discretion determine; or business of the Corporation may require.
ARTICLE II
MEETING OF THE STOCKHOLDERS
     Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such time and at such place as may be determined by the Board.
     Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board or by the holder or holders on the date of the call of not less than a majority of the issued and outstanding shares of Common Stock entitled to vote at such special meeting.
     Section 3. Notice or Waiver of Notice of Meetings. Notice of the place, date and hour of each annual or special meeting of the stockholders and the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope, not less than ten (10) or more than sixty (60) days before the date of such meeting, to each stockholder entitled to vote at such meeting, and if mailed, it shall be directed to such stockholder at his address as it appears on the records of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, prior to the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or in proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.
     Section 4. Quorum. The holders of a majority of the outstanding shares of Common Stock shall constitutes quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. In the absence of a quorum, the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.
     Section 5. Voting. Each share of Common Stock shall entitle the holders thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power; and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these By-Laws. In the election of directors, and for any other action, voting need not be by ballot.
     Section 6. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.
     Section 7. Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them. Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.
     Section 8. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting — the Chief Executive Officer, the President, if any, any Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence or inability to act, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.
     Section 9. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.
     Section 10. List of Stockholders. A list of stockholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent for the Corporation, shall be produced at any meeting of the Stockholders upon the request of any stockholder made at or prior to such meeting.
     Section 11. Consent of Stockholders in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.
ARTICLE III
DIRECTORS
     Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed, or required to be exercised by the stockholders.

     Section 2. Qualifications, Number, Election and Term. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board shall consist of at least two (2) persons and the number may be fixed from time to time by action of the stockholders or of the directors. The number of directors may be increased or decreased by action of the stockholders or of the directors. The first Board, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
     Section 3. Resignations, Removals and Vacancies. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filing of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.
     Section 4. Place of Meeting. Meetings of the Board shall be held at the principal office of the Corporation located in the State of Delaware or at such other place, within or outside the State of Delaware, as the Board may determine or as shall be specified in the notice of any such meeting.
     Section 5. Annual Meetings. The Board shall meet for the purpose of organization, the election of officers and the transaction of business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where the annual meeting of the stockholders shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or outside the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article III.
     Section 6. Regular Meeting. Regular meetings of the Board shall be held at such time as the Board may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.
     Section 7. Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer, or in his absence the President, if any, or by the majority of the entire Board.

     Section 8. Notice or Waiver of Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 8, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail at least three (3) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by facsimile, telex, cable or wireless, or be delivered to him personally or by telephone, at least 24 hours before the time at which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Notice of any such meeting need not given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.
     Section 9. Quorum and Action. Except as hereinafter provided, a majority of the entire Board shall be present in person or by means of a conference telephone or other similar communications equipment which allows all persons participating in the meeting to hear each other at the same time at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present at the meeting may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors will have no power to act as such.
     Section 10. Telephonic, Other Electronic Device Participation. One or more members of the Board may participate in any meeting of the Board (including meetings of executive and other committees) by means of a conference telephone or similar communications equipment allowing all of the persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.
     Section 11. Conduct of Meeting. At each meeting of the Board, the Chief Executive Officer or, in his absence the President, if any, or, in his absence, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence, any person who shall be an Assistant Secretary, if any of them shall be present at such meeting appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

     Section 12. Executive and Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.
     Section 13. Compensation. The Board shall have the authority to fix the compensation, if any, including fees and reimbursement of expenses, or directors for services to the Corporation in any capacity.
     Section 14. Consent of Directors in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any meeting of the directors, may be taken without a meeting, without prior notice and without a vote, if, a Consent in writing, setting forth the action so taken, shall be signed by all of the directors. Action taken pursuant to this paragraph shall be subject to the provisions of Section 141(f) of the General Corporation Law.
ARTICLE IV
OFFICERS
     Section 1. Officers. The officers of the Corporation shall include the Chief Executive Officer, Executive Vice-President, Chief Financial Officer, Senior Vice-President and the Secretary. Any two or more offices may be held by the same person; except the offices of Chief Executive Officer and Secretary; provided that when all of the issued and outstanding stock of the Corporation is held by one person, such person may hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the Chief Executive Officer the power to appoint, such other officers (including one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or appointing authority.
     Section 2. Resignations, Removals and Vacancies. Any officer may resign at any time upon written notice to the corporation. Thereafter, officers who are elected at an annual meeting of directors, and officers who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of directors and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of directors or of special meetings of directors called for the election of officers and/or for the removal of one or more officers and for the filing of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the directors then in office
     Section 3. Officers’ Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.
     Section 4. Compensation. The compensation, if any, of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, the Board may delegate to the Chief Executive Officer the power to fix the compensation of officers and agents appointed by him. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director (except in the event that there is only one director of the Corporation) shall not have any vote in the determination of the amount of compensation paid to him.
     Section 5. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He may sign, with the Secretary or any other proper officer of the corporation duly authorized by the board of directors duly authorized by the board of directors, certificates of stock, deeds, mortgages, bonds, contracts, instruments of conveyance, checks, drafts, notes, and other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof, shall be otherwise expressly delegated by the board of directors, these Bylaws or law. The Chief Executive Officer in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the board of directors from time to time.
     Section 6. President. The President, if any, in the absence of the Chief Executive Officer, or in the event of his death, inability or refusal to act; the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall have such powers and perform such duties as may be delegated to him by the Board of Directors or Chief Executive Officer.
     Section 7. Executive Vice-President. The Executive Vice-President shall, in the absence of the Chief Executive Officer and President, if any, or in the event of their death, inability or refusal to act; the Executive Vice President shall perform the duties and exercise the powers of the Chief Executive Officer and shall have such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 8. Chief Financial Officer. The Chief Financial Officer shall (a) have charge and custody of all funds and securities of the corporation (b) receive and give receipt for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors, and (c) in general, perform all of the duties of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer of board of directors.
     Section 9. Senior Vice-President. The Senior Vice President shall, in the absence of the Executive Vice-President, or in the event of his death or inability to act, the Senior Vice President shall perform the duties and exercise the powers of the Executive Vice-President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe,
     Section 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees, if any, when required. He shall give or cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as the Board of Directors may from prescribe. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
ARTICLE V
CLASSES OF STOCK, SHARE CERTIFICATES
     Section 1. Stock Certificates. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the Chief Executive Officer or President, if any, or a Vice President and by the Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
     Section 2. Classes of Shares. The Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock. The certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.
     Section 3. Uncertificated Shares. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation, may provide by resolution. or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.
     Section 4. Books of Account and Record of Stockholders. There shall be kept correct and complete books and records of account of all business and transactions of the Corporation. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.
     Section 5. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly exercised and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such fact shall be stated in the entry of the transfer.
     Section 6. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock or; the issue, transfer and registration of uncertificated shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.
     Section 7. Fixing of Record Date. The Board may fix, in advance, a date not more than sixty nor less than ten days before the date then fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix, in advance a date not more than sixty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment or rights to subscribe to securities of the Corporation, or for the delivery of evidence of rights or evidences of interest arising out of any change, conversion or exchange of capital stock or other securities, as the record date for determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.
     Section 8. Lost, Destroyed or Mutilated Certificate. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of destruction of any such certificate, or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.
ARTICLE VI
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
     Section 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contract or instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, no officer or agent or employee shall have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount, except in the ordinary course of business and within the scope of his authority as set forth in these By-Laws.
     Section 2. Loans. Unless the Board shall otherwise determine, the Chief Executive Officer, the President, if any, or any Vice-President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation’s operations, except when authorized by the Board.
     Section 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.
     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.
     Section 5. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.
ARTICLE VII
INDEMNIFICATION
     Any person made a party to any action or proceeding (whether or not by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation) by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any other corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees, actually and necessarily incurred by him in connection with any appeal therein, to the fullest extent permitted under the laws of the State of Delaware from time to time in effect. The Corporation shall have the power to purchase and maintain insurance for indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employees may be entitled. Such indemnification is contingent upon the conduct of the director, officer or employee being consistent with his title and duties and service to the Corporation, and provided that said conduct was not criminal or fraudulent in nature.
ARTICLE VIII
CORPORATE SEAL
     The seal of the Corporation shall be circular in form, shall bear the name of the Corporation and shall include the words and numbers “Corporate Seal”, “Delaware” and the year of incorporation.
ARTICLE IX
FISCAL YEAR
     The fiscal year of the corporation shall be determined, and shall be subject to change, by the Board.
ARTICLE X
AMENDMENT
     The By-Laws may be amended, amended and restated, repealed or altered by vote of the holders of the majority of the shares of Common Stock at the time entitled to vote in the election of directors, except as otherwise provided in the Certificate of Incorporation. The By-Laws may also be amended, amended and restated, repealed or altered by the Board, but any By-Law adopted by the Board may be amended, amended and restated, repealed or altered by the stockholders entitled to vote thereon as herein provided.

Financial Exchange Company of Ohio, Inc. Bylaws adopted June 2, 2008 to be effective as of February 28, 2007.